UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          November 24, 2020

J.W. Mays, Inc.
(Exact name of registrant as specified in its charter)

New York	1-3647	11-1059070
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9 Bond Street, Brooklyn, New York	11201-5805
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   718-624-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	MAYS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders was held on November 24, 2020.

(b)	The shareholders elected all of the Company’s nominees for directors and ratified the appointment of Prager Metis CPA’s, LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2021.

A.	Fixing Number of Directors at seven:

	For:	1,461,100
	Against:	57,790
	Abstain:	1,716
	Non-Votes	112,771

B.	Election of Directors:

	Name	Shares For	Shares Withheld	Non-Votes
	Robert L. Ecker	1,412,330	108,276	112,771
	Mark S. Greenblatt	1,412,329	108,277	112,771
	Steven Gurney-Goldman	1,462,403	58,203	112,771
	John J. Pearl	1,412,347	108,259	112,771
	Dean L. Ryder	1,412,347	108,259	112,771
	Jack Schwartz	1,366,409	154,137	112,771
	Lloyd J. Shulman	1,460,936	59,670	112,771

C.	Ratification of Prager Metis CPA’s, LLP:

	For:	1,321,214
	Against:	125,832
	Abstain:	186,331

D.	Advisory Vote of Resolution Approving Compensation of Named Executive Officers:

	For:	1,277,558
	Against:	59,103
	Abstain:	183,945
	Non-Votes	112,771

E.	Advisory Vote of Proposal on Frequency of Future Executive Compensation Advisory Votes:

	Choice 1 - Every One Year:	1,329,604
	Choice 2 - Every Two Years:	0
	Choice 3 - Every Three Years	8,202
	Abstain:	182,800

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. W. MAYS, INC.
(Registrant)

Dated: November 25, 2020	By: Mark Greenblatt
Mark Greenblatt
Vice President
Principal Financial Officer